Exhibit 23.5

Icon Law LLC (UEN:202233399R) 9 Raffles Place Level 6 Republic Plaza Singapore 048619	Writer: Internet:	Soh Chun Bin www.iconlaw.sg
we do not accept service of court documents by fax or email

Our Ref: 2023-00005

BY EMAIL ONLY

13 December 2023	PRIVATE AND CONFIDENTIAL

NOCO-NOCO INC.

(the “Company”)

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Attention: Board of Directors

Dear Sir or Madam,

FORM F-1, AS AMENDED AND SUPPLEMENTED – LETTER OF CONSENT

1.

We have acted as legal advisors as to the laws of the Republic of Singapore to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission under the United States Securities Act of 1933, as amended to date in relation to the offer and resale of up to 100,250,116 ordinary shares with a par value of US$0.0001 per share.

2.	We confirm that we do not have any objections with the descriptions of Singapore law under the heading “Business—Government Regulations—Singapore” and elsewhere in the Registration Statement.

3.	We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Icon Law LLC

Icon Law LLC

Icon Law LLC (UEN: 202233399R) is a law corporation with limited liability and is a member of the ZICO Law network.